Exhibit 23(d)(ii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

Stratevest Large Cap Value Fund
     changed name to Banknorth Large Cap Value Fund -10/29/01
Stratevest Large Cap Growth Fund
     changed name to Banknorth Large Cap Growth Fund -10/29/01
Stratevest Large Cap Core Fund
     changed name to Banknorth Large Cap Core Fund -10/29/01
Stratevest Small/Mid Cap Core Fund
     changed name to Banknorth Small/Mid Cap Core Fund - 10/29/01
Stratevest Vermont Municipal Bond Fund
     changed name to Banknorth Vermont Municipal Bond Fund - 10/29/01 Stratevest Intermediate Bond Fund
     changed name to Banknorth Intermediate Bond Fund- 10/29/01

                                     EXHIBIT A
                                       to the
                            Investment Advisory Contract


     For all services rendered by Adviser hereunder, each Fund shall pay to Adviser, and Adviser agrees to accept as full compensation for all services rendered hereunder, the annual investment advisory fee provided below. The fee shall be accrued daily at the rate of 1/365th of the applicable annual rate provided below, applied to the daily net assets of the Fund, and paid monthly to Adviser.


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          Stratevest Funds                    Annual Advisory Fee

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   Stratevest Large Cap Value Fund                   0.75%
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  Stratevest Large Cap Growth Fund                   0.75%
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   Stratevest Large Cap Core Fund                    0.75%
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 Stratevest Small/Mid Cap Core Fund                  0.75%
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  Stratevest Vermont Municipal Bond                  0.50%
                Fund
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  Stratevest Intermediate Bond Fund                  0.60%
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      Witness the due execution hereof this 4th day of May, 2001.



                                    Stratevest Investment Advisors




                                    By:  /s/ Gary L. Robinson
                                       --------------------------------
                                    Name:  Gary L. Robinson
                                    Title:  Executive Vice President



                                    Stratevest Funds



                                    By:  /s/ Beth S. Broderick
                                       --------------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President